Listing Report:Supplement No. 52 dated Aug 14, 2011 to Prospectus dated Jul 14, 2011
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 14, 2011 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 14, 2011 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 495510
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$8,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$5,600	Estimated loss*:	11.20%
Term:	36 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$326.56

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.14%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Jun-1996	Debt/Income ratio:	22%
Credit score:	660-679 (Aug-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	5 / 5	Length of status:	10y 11m
Amount delinquent:	$1,031	Total credit lines:	18	Occupation:	Teacher
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$436	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	2	Bankcard utilization:	33%
		Homeownership:	Yes
Screen name:	Digidan	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Money for Business
Purpose of loan:
I work as a full time computer teacher for the past 11 years but I am also a singer song writer who has been fortunate to participate in the Assemblies of God Spanish convention for 9 consecutive years singing to 1000+ people every year. I would like to take advantage of this situation to produce a CD to market and sell to an already large fan base that continues to grow.

My financial situation:
I am a good candidate for this loan because...My wife and I have been steadily working in education for over 10 years building up to a good income. We also have learned the value of credit and have been aggressively bettering our credit score.

Monthly net income: $6,313
Monthly expenses: $4,364
Housing: $865
Insurance: $158
Car expenses: $441
Utilities: $200
Phone,cell, cable, internet: $300
Food, entertainment: $750
Clothing, household expenses: $350
Credit cards and other loans: $400
Other expenses: $900 +/-
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 510576
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$10,500	Estimated loss*:	6.10%
Term:	36 months

Lender yield:	17.99%	Borrower rate/APR:	18.99% / 22.36%	Monthly payment:	$549.76

Lender servicing fee:	1.00%	Effective Yield*:	17.57%
		Estimated return*:	11.47%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Jul-2000	Debt/Income ratio:	37%
Credit score:	660-679 (Jul-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	19 / 16	Length of status:	5y 3m
Amount delinquent:	$0	Total credit lines:	33	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,263	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	43%
		Homeownership:	Yes
Screen name:	awen751	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	53 ( 100% )	660-679 (Latest)
Principal borrowed:	$6,000.00	< 31 days late:	0 ( 0% )	740-759 (Jan-2010) 720-739 (May-2008)
Principal balance:	$1,061.46	31+ days late:	0 ( 0% )
Total payments billed:	53
Description
Looking to reduce things to one pay
Purpose of loan:
This loan will be used to...
Pay off all of my credits cards, a couple of loans including my other Prosper loan, and help a frriend out.

My financial situation:
I am a good candidate for this loan because...
My friend that I am helping out is staying with me and is going to start paying me $500 / month rent, so that will counter this loan. At the same time, the monthly payment is roughly what I am paying now for the combined amounts. Also, I will not need this entire amount, so some of the cash, I'm thinking about $3000, will be set aside in case for some reason I have difficulty paying this loan in the future. It is about a 6 month security.

Monthly net income: $4000
Monthly expenses: $
Housing: $720
Insurance: $230
Car expenses: $1000
Utilities: $60
Phone, cable, internet: $250
Food, entertainment: $300
Clothing, household expenses: $0
Credit cards and other loans: $500
Other expenses: $1000 (Mainly student loans)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 521184
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$13,000.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$13,000	Estimated loss*:	6.10%
Term:	60 months

Lender yield:	20.99%	Borrower rate/APR:	21.99% / 24.25%	Monthly payment:	$358.97

Lender servicing fee:	1.00%	Effective Yield*:	20.50%
		Estimated return*:	14.40%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Mar-2002	Debt/Income ratio:	24%
Credit score:	660-679 (Aug-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 10	Length of status:	6y 4m
Amount delinquent:	$0	Total credit lines:	19	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$10,622	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	88%
		Homeownership:	Yes
Screen name:	Honest_Borrower_Full_Payback	Borrower's state:	Oregon	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	6 ( 100% )	660-679 (Latest)
Principal borrowed:	$2,650.00	< 31 days late:	0 ( 0% )	640-659 (Jul-2010) 640-659 (Jun-2010)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	6
Description
2nd Loan! Total Credit Card Payoff!
Returning to Prosper to complete my credit card debt payoff! My last loan with prosper was PAID IN FULL (earlier than I anticipated, as a family friend came through with an unexpected personal loan that allowed me to chop down half of my CC debt and pay off Prosper as well).

I make 42k per year. I own my home. My car is paid off. My Credit score is 667 as of 8/10/11. I am not behind on any of my bills, including credit cards. I've never been late with a payment on anything (that I can recall).

I have ensured that the CC min. payments I am freeing up will more than offset the repayment amount for this loan, thus I have the money I need to repay this loan (just like last time!).

Thank you for considering my loan. There is no risk involved here - I pay my bills on time, all of them, and you will make back every cent you invest in this loan. If you want to speak with me personally, please send me a message through the listing and I will reply ASAP.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 521516
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,000.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$2,000	Estimated loss*:	14.70%
Term:	12 months

Lender yield:	25.69%	Borrower rate/APR:	26.69% / 35.84%	Monthly payment:	$191.73

Lender servicing fee:	1.00%	Effective Yield*:	24.52%
		Estimated return*:	9.82%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Sep-1993	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	660-679 (Aug-2011)	Inquiries last 6m:	0	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	5 / 4	Length of status:	7y 3m
Amount delinquent:	$0	Total credit lines:	10	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,151	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	88%
		Homeownership:	No
Screen name:	market-hut4	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
personal loan
Purpose of loan:
This loan will be used to...home improvement

My financial situation:
I am a good candidate for this loan because...my history and i pay loans back tha why my credit score is high

Monthly net income: $3600.00
Monthly expenses: $1800.00
Housing: $0
Insurance: $144.36
Car expenses: $0
Utilities: $150.00
Phone, cable, internet: $180.00
Food, entertainment: $150.00
Clothing, household expenses: $100.00
Credit cards and other loans: $300.00
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 521564
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$3,500.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$2,450	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$152.42

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Feb-1985	Debt/Income ratio:	18%
Credit score:	740-759 (Aug-2011)	Inquiries last 6m:	6	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	2 / 2	Length of status:	14y 2m
Amount delinquent:	$0	Total credit lines:	7	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$259	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	25%
		Homeownership:	No
Screen name:	keen-bid436	Borrower's state:	Arkansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Ticket Back To Work!
Purpose of loan: Clean Credit Report
This loan will be used to...Make deal wth collection aggency

My financial situation:
I am a good candidate for this loan because...I have great living arangements where it costs me close to nothing to ,live. My credit is GOOD and I owe only 370$ right now.

Monthly net income: $1182
Monthly expenses: $320
Housing: $0
Insurance: $20
Car expenses: $0
Utilities: $60
Phone, cable, internet: $10
Food, entertainment: $100
Clothing, household expenses: $20
Credit cards and other loans: $101
Other expenses: $
0,..all adds up to 320$ a month most usually, in furture I hope to get vehicle which will increase amount.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 521582
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,000.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$4,900	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$304.84

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Oct-1995	Debt/Income ratio:	27%
Credit score:	660-679 (Aug-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 5	Length of status:	20y 2m
Amount delinquent:	$0	Total credit lines:	8	Occupation:	Food Service
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$13,657	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	98%
		Homeownership:	No
Screen name:	gain-burst	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
home improvement
Purpose of loan:
This loan will be used to...

My financial situation:
I am a good candidate for this loan because...

Monthly net income: $ 14000 combined
Monthly expenses: $
Housing: $1200
Insurance: $
Car expenses: $ none
Utilities: $ 200
Phone, cable, internet: $ 150
Food, entertainment: $ 200
Clothing, household expenses: $ 50
Credit cards and other loans: $ 100
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 521600
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,000.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$2,000	Estimated loss*:	14.70%
Term:	12 months

Lender yield:	25.69%	Borrower rate/APR:	26.69% / 35.84%	Monthly payment:	$191.73

Lender servicing fee:	1.00%	Effective Yield*:	24.52%
		Estimated return*:	9.82%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Feb-1973	Debt/Income ratio:	15%
Credit score:	660-679 (Aug-2011)	Inquiries last 6m:	8	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 4	Length of status:	1y 11m
Amount delinquent:	$0	Total credit lines:	22	Occupation:	Professor
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,519	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	5	Bankcard utilization:	63%
		Homeownership:	No
Screen name:	order-enclave6	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
moving
Purpose of loan:
This loan will be used for emergency moving expenses. I have paid back all my debts and will continue to do so.

My financial situation:
I am a good candidate for this loan because I have two jobs

Monthly net income: $3600
Monthly expenses: $400 total
Housing: $0
Car Insurance: $100
Car expenses: $0
Utilities: $100
Phone, cable, internet: $0
Food, entertainment: $100
Clothing, household expenses: $0
Credit cards and other loans: $100
Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 521772
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$7,000	Estimated loss*:	11.20%
Term:	36 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$408.20

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.14%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	May-1986	Debt/Income ratio:	44%
Credit score:	740-759 (Aug-2011)	Inquiries last 6m:	0	Employment status:	Other
Now delinquent:	1	Current / open credit lines:	14 / 12	Length of status:	23y 4m
Amount delinquent:	$1,806	Total credit lines:	46	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$7,487	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	4	Bankcard utilization:	41%
		Homeownership:	Yes
Screen name:	market-bloom	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
kitchen
Purpose of loan:
This loan will be used to finish remodeling kitchen Got started and project got bigger at the home stretch just need a little more funding

My financial situation:
I am a good candidate for this loan because I am responsible with my credit and have good history with repayment

Monthly net income: $3200.00
Monthly expenses:
Housing: $0
Insurance: $250.00
Car expenses: $0
Utilities: $320
Phone, cable, internet: $120
Food, entertainment: $250
Clothing, household expenses: $120
Credit cards and other loans: $450
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 521778
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$5,250	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$326.62

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Oct-1993	Debt/Income ratio:	27%
Credit score:	680-699 (Aug-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	5 / 5	Length of status:	10y 5m
Amount delinquent:	$28	Total credit lines:	48	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,657	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	20	Bankcard utilization:	91%
		Homeownership:	Yes
Screen name:	credit-castanets1	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
A debt consolidation loan
Purpose of loan: debt consolidation
This loan will be used to pay off a current loan faster. Even though I will have a much higher interest rate, I will be able to pay off my current loan in a faster time period and with a lower payment per month.

My financial situation:
I am a good candidate for this loan because I pay my bills on time and I understand the importance of paying a loan off in full. Fortunately I am in a situation where I have cash in the bank after making all my payments, so I don't worry about bouncing checks or not having enough to pay the bills.

Monthly net income: $ 2800
Monthly expenses: $
Housing: $554/month
Insurance: $55/month
Car expenses: $140/month (gas and oil changes)
Utilities: $140/month
Phone, cable, internet: $304/month
Food, entertainment: $60/month
Clothing, household expenses: $30/month
Credit cards and other loans: $160
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 521796
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	2.60%
Term:	36 months

Lender yield:	9.29%	Borrower rate/APR:	10.29% / 12.40%	Monthly payment:	$129.61

Lender servicing fee:	1.00%	Effective Yield*:	9.26%
		Estimated return*:	6.66%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Feb-1996	Debt/Income ratio:	15%
Credit score:	680-699 (Aug-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	5y 3m
Amount delinquent:	$0	Total credit lines:	27	Occupation:	Medical Technician
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$3,318	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	20	Bankcard utilization:	66%
		Homeownership:	Yes
Screen name:	FundsSmith	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	29 ( 83% )	680-699 (Latest)
Principal borrowed:	$4,500.00	< 31 days late:	6 ( 17% )	600-619 (Jul-2008) 580-599 (Jun-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	35
Description
Purchasing a Honda
Purpose of loan:
This loan will be used to Buy a 1999 Honda CRV

My financial situation:
I am a good candidate for this loan because i have a Job!!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 521826
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,500.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$3,850	Estimated loss*:	11.20%
Term:	36 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$224.51

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.14%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Aug-1986	Debt/Income ratio:	7%
Credit score:	640-659 (Aug-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	5	Current / open credit lines:	8 / 8	Length of status:	24y 2m
Amount delinquent:	$1,121	Total credit lines:	36	Occupation:	Engineer - Electric...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$44,656	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	74%
		Homeownership:	Yes
Screen name:	graceful-compassion723	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Prosper loan 8/13/2011 EE
Purpose of loan:
This loan will be used to...

My financial situation:
I am a good candidate for this loan because...

Monthly net income: $7893
Monthly expenses: $100
Housing: $2555
Insurance: $255
Car expenses: $200
Utilities: $350
Phone, cable, internet: $80
Food, entertainment: $1000
Clothing, household expenses: $300
Credit cards and other loans: $500
Other expenses: $100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 521850
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$7,000	Estimated loss*:	3.80%
Term:	36 months

Lender yield:	12.90%	Borrower rate/APR:	13.90% / 16.06%	Monthly payment:	$341.29

Lender servicing fee:	1.00%	Effective Yield*:	12.85%
		Estimated return*:	9.05%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	May-1994	Debt/Income ratio:	Not calculated
Credit score:	780-799 (Aug-2011)	Inquiries last 6m:	0	Employment status:	Not employed
Now delinquent:	0	Current / open credit lines:	14 / 12	Length of status:	19y 10m
Amount delinquent:	$0	Total credit lines:	26	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$8,347
Delinquencies in last 7y:	0	Bankcard utilization:	28%
		Homeownership:	No
Screen name:	benefit-powerplant	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt
This loan will be used to...Pay Bills

My financial situation: Key Bank
I am a good candidate for this loan because..I pay my bills on time
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 521856
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$7,000	Estimated loss*:	10.00%
Term:	36 months

Lender yield:	22.99%	Borrower rate/APR:	23.99% / 27.47%	Monthly payment:	$392.28

Lender servicing fee:	1.00%	Effective Yield*:	22.43%
		Estimated return*:	12.43%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Aug-2002	Debt/Income ratio:	39%
Credit score:	660-679 (Jul-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	17 / 16	Length of status:	0y 4m
Amount delinquent:	$0	Total credit lines:	35	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$16,513	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	65%
		Homeownership:	Yes
Screen name:	lean-agreement3	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 100% )	660-679 (Latest)
Principal borrowed:	$7,500.00	< 31 days late:	0 ( 0% )	660-679 (Mar-2010)
Principal balance:	$4,927.80	31+ days late:	0 ( 0% )
Total payments billed:	16
Description
THIS IS A WIN WIN PART 2
Purpose of loan: SECURE FIXED INTEREST RATE ON BORROWED MONEY IN UNCERTAIN ECONOMY
This loan will be used to...PAY OFF BALANCE OF CURRENT PROSPER LOAN OF $5000, THEN PAY ALL REMAINING CREDIT CARDS OFF, CONSOLIDATING TO ONE FIXED PAYMENT.

My financial situation: VERY GOOD. HOMEOWNER-PRESENT VALUE $285 OWE$240K
I am a good candidate for this loan because...I HAVE PROVEN TO BE A GOOD INVESTMENT FOR PROSPER MEMBERS AND ALL MY CREDITORS AS I HAVE NEVER MISSED A PAYMENT NOR HAVE ANY LATE PAYMENTS. I HAVE EXCELLENT CREDIT HISTORY

Monthly net income: $6770
Monthly expenses: $4900
Housing: $1775
Insurance: $123
Car expenses: $577
Utilities: $400
Phone, cable, internet: $90
Food, entertainment: $500
Clothing, household expenses: $400
Credit cards and other loans: $1000
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520235
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,500.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$3,850	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$239.52

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Mar-1988	Debt/Income ratio:	36%
Credit score:	660-679 (Aug-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 5	Length of status:	34y 1m
Amount delinquent:	$0	Total credit lines:	22	Occupation:	Clerical
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$9,139	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	98%
		Homeownership:	No
Screen name:	bigmamalv	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Wedding Expenses
Purpose of loan:
This loan will be used to...

My financial situation:
I am a good candidate for this loan because...
I pay my bills on time. I have been with the same employer for 34 years. Yes, I am in debt quite a bit, but once I get this wedding paid for I am strickly working on getting out of debt. That is my number one goal. Since I am so in debt a loan is hard to come by. I am just hoping to get this money to help my daughter have her dream wedding.

Monthly net income: $2777.00
Monthly expenses: $1800.00 approx. (expenses listed below)
Housing: $ 300.00
Insurance: $110.00
Car expenses: $100.00
Utilities: $50.00
Phone, cable, internet: $75.00
Food, entertainment: $200.00
Clothing, household expenses: $75.00.
Credit cards and other loans: $850.00
Other expenses: A car loan will show up on my credit report. I co signed for my daughter and she makes the payments not me.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 521107
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	16.50%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$174.20

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	12.67%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Sep-2006	Debt/Income ratio:	23%
Credit score:	680-699 (Aug-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 13	Length of status:	0y 10m
Amount delinquent:	$0	Total credit lines:	19	Occupation:	Food Service
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$28	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	first-euro-hug	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Loan for home costs
Purpose of loan:
This loan will be used to relocate for work.

My financial situation:
I am a good candidate for this loan because I have never made a late payment on any bill or loan payment of any kind. I have a stable job and I plan on moving up in the company.

Monthly net income: $4000
Monthly expenses: $1000
Housing: $500/month
Insurance: $50/month
Car expenses: $0
Utilities: $0
Phone, cable, internet: $98/month
Food, entertainment: $400/month
Clothing, household expenses: $300/month
Credit cards and other loans: $100/month
Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 521353
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,500.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$2,500	Estimated loss*:	11.20%
Term:	36 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$102.05

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.14%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Dec-1995	Debt/Income ratio:	12%
Credit score:	680-699 (Aug-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	3	Current / open credit lines:	13 / 12	Length of status:	8y 1m
Amount delinquent:	$1,101	Total credit lines:	33	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,187	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	2	Bankcard utilization:	88%
		Homeownership:	Yes
Screen name:	brilliant-economy192	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
TRG
Purpose of loan: Home Improvement and credit card consolidation
This loan will be used to...

My financial situation:
I am a good candidate for this loan because...

Monthly net income: $4800
Monthly expenses: $
Housing: 805
Insurance: $800 health and auto
Car expenses: $400 for gas
Utilities: $200
Phone, cable, internet: $200
Food, entertainment: $450
Clothing, household expenses: $100
Credit cards and other loans: $payments of 300/month
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 521431
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$5,250	Estimated loss*:	13.00%
Term:	36 months

Lender yield:	29.99%	Borrower rate/APR:	30.99% / 34.62%	Monthly payment:	$322.47

Lender servicing fee:	1.00%	Effective Yield*:	28.61%
		Estimated return*:	15.61%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Mar-2004	Debt/Income ratio:	56%
Credit score:	600-619 (Aug-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 8	Length of status:	5y 0m
Amount delinquent:	$0	Total credit lines:	22	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$4,053	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	84%
		Homeownership:	No
Screen name:	audiquattro	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 100% )	600-619 (Latest)
Principal borrowed:	$5,500.00	< 31 days late:	0 ( 0% )	720-739 (Mar-2010)
Principal balance:	$3,590.95	31+ days late:	0 ( 0% )
Total payments billed:	16
Description
Debt Consolidation
Purpose of loan:
This loan will be used to consolidate some of my debt. For the past several months, i've been swimming in bills. From student loans, to credit cards, to payday loans. I've kept my head above water for some time, but lately, I'm beginning to sink. I would for the investors of prosper make money from my payments, instead of the predatory lenders.

My financial situation:
I currently have a full time and a part time job working Monday-Saturday. Working this much not only puts a strain on your mind and your body, it destroys your social life. It would be an honor if i can receive some financial assistance from prosper lenders once again.

Thank you

Monthly net income: $1540
Monthly expenses: $1285
Housing: $0
Insurance: $136
Car expenses: $100
Utilities: $0
Phone, cable, internet: $134
Food, entertainment: $150
Clothing, household expenses: $0
Credit cards and other loans: $765
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 521439
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$17,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$11,900	Estimated loss*:	3.80%
Term:	60 months

Lender yield:	13.90%	Borrower rate/APR:	14.90% / 16.29%	Monthly payment:	$403.54

Lender servicing fee:	1.00%	Effective Yield*:	13.85%
		Estimated return*:	10.05%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Apr-1976	Debt/Income ratio:	19%
Credit score:	740-759 (Aug-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 11	Length of status:	0y 10m
Amount delinquent:	$0	Total credit lines:	17	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,894	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	31%
		Homeownership:	No
Screen name:	peace-ally2	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Autism Intervention Start-Up
Purpose of loan:
This loan will be used to fund the initial start-up of an autism intervention company. Many companies are doing the children served a disadvantage because they are not focusing on the quality of service. This company will focus on the child and quality care, thus providing better service that will quickly be in high demand among parents and caregivers.

My financial situation:
I am a good candidate for this loan because the funding needed is very small, but the stability of the company once started will be secure. Once a client base is established, services continue and allow for quick pay back of loans.

I just need a few people to give me a chance. I know that I can help kids in a way that is both profitable and quality. I just need the capital to make it happen.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 521485
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$2,000	Estimated loss*:	11.20%
Term:	12 months

Lender yield:	23.99%	Borrower rate/APR:	24.99% / 34.11%	Monthly payment:	$190.08

Lender servicing fee:	1.00%	Effective Yield*:	23.40%
		Estimated return*:	12.20%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Nov-1996	Debt/Income ratio:	43%
Credit score:	640-659 (Aug-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 3	Length of status:	9y 0m
Amount delinquent:	$0	Total credit lines:	31	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,699	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	1	Bankcard utilization:	61%
		Homeownership:	No
Screen name:	discrete-repayment4	Borrower's state:	NewHampshire	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
English Teacher
Purpose of loan:
This loan will be used to...
Help fix an emergency issue with my vehicle.
My financial situation:
I am a good candidate for this loan because...
I have a full-time job. I have taught English for 14 years in a small town. We do not attend school in the summer.

Monthly net income: $2400.00
Monthly expenses: $
Housing: $350.00
Insurance: $90.00
Car expenses: $375.00
Utilities: $200.00
Phone, cable, internet: $50.00
Food, entertainment: $600.00
Clothing, household expenses: $100.00
Credit cards and other loans: $350.00 student loans
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 521497
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$3,500	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$217.74

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Jul-2003	Debt/Income ratio:	27%
Credit score:	660-679 (Aug-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 4	Length of status:	1y 10m
Amount delinquent:	$0	Total credit lines:	8	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$4,903	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	bold-balance-vault	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help Me Take Back Financial Control
I want to fix mistakes I made when I was first learning about money. Like a lot of people, I took out credit cards and "no-interest" loans for stuff I didn't need. I am now wiser about handling money, but got myself stuck. The cards and no-interest deals are coming due and I want to avoid the back-interest. This loan would erase my cards before the penalty hits, allowing me to correct my mistakes.

I work 50+ hours a week on at least ten radio shows. I take on extra work, odd jobs, and even donate plasma for extra money. I have kept my expenses down, eating at home and rarely going out.

The work ethic, desire, and knowledge are all there to get back on the right path. This loan would knock out a big chunk of my monthly payments, which would go to paying you back.

Monthly net income: $1344
Expenses: $1175
Rent: $345
Insurance: $90
Car: $100
Power: $65
Cable/Internet: $125
Food: $125
Clothing: $25
Debt: $300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 521537
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,820.00	Prosper Rating:	AA	Listing Duration:	14 days
Minimum Amount to Fund:	$5,820	Estimated loss*:	1.00%
Term:	36 months

Lender yield:	6.99%	Borrower rate/APR:	7.99% / 8.33%	Monthly payment:	$182.35

Lender servicing fee:	1.00%	Effective Yield*:	6.99%
		Estimated return*:	5.99%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Jul-1993	Debt/Income ratio:	6%
Credit score:	820-839 (Aug-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 12	Length of status:	4y 10m
Amount delinquent:	$0	Total credit lines:	24	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,230	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	9%
		Homeownership:	Yes
Screen name:	bcizzle	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	14 ( 100% )	820-839 (Latest)
Principal borrowed:	$9,000.00	< 31 days late:	0 ( 0% )	820-839 (May-2010)
Principal balance:	$5,794.76	31+ days late:	0 ( 0% )
Total payments billed:	14
Description
Refinance Existing Prosper Loan
This loan will be used to refinance this loan at a lower rate
https://www.prosper.com/invest/listing.aspx?listingID=458952

I am a good candidate for this loan because my financial situation is the same and I'm seeking a lower loan amount at a lower interest rate. My ability to service the original loan has not been problematic.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 521549
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$2,000	Estimated loss*:	5.95%
Term:	12 months

Lender yield:	13.99%	Borrower rate/APR:	14.99% / 20.86%	Monthly payment:	$180.51

Lender servicing fee:	1.00%	Effective Yield*:	13.75%
		Estimated return*:	7.80%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Sep-2002	Debt/Income ratio:	18%
Credit score:	720-739 (Aug-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	7y 4m
Amount delinquent:	$0	Total credit lines:	10	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,285	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	56%
		Homeownership:	No
Screen name:	bold-proud-basis	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
On the way to debt free!
This loan will be used to...pay 2 credit cards with high interest rates:22.99%, & 29.99%. I was in a car accident & have a hospital bill and I'm running out of time to pay it. (I paid the previous bill off at $10,000 out of my savings).

I am a good candidate for this loan because... I have a steady job. After graduating college, I became a valued employee at a printing company. After 7 years, I have worked my way up to being the Art Director.

Monthly net income: $2769
Monthly expenses: $1543
Housing: $1000
Insurance: $99 (auto) Not sure about health/cancer/life/accidental death/pre-paid lawyer (required by my job), all come out of my paycheck...
Car expenses: $312
Utilities: $80 - $180 depends on season
Phone, cable, internet: $86
Food, entertainment: $200
Clothing, household expenses: $100 try to include it in the food category
Credit cards and other loans: $100
Other expenses: $200

Thank you all for your time and consideration!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 521561
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$7,000	Estimated loss*:	5.95%
Term:	36 months

Lender yield:	16.99%	Borrower rate/APR:	17.99% / 20.20%	Monthly payment:	$361.47

Lender servicing fee:	1.00%	Effective Yield*:	16.69%
		Estimated return*:	10.74%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Apr-1984	Debt/Income ratio:	16%
Credit score:	680-699 (Aug-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	5 / 5	Length of status:	5y 11m
Amount delinquent:	$2,988	Total credit lines:	17	Occupation:	Tradesman - Mechani...
Public records last 12m / 10y:	0/ 5	Revolving credit balance:	$5,849	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	15	Bankcard utilization:	69%
		Homeownership:	No
Screen name:	proper-basis445	Borrower's state:	Oklahoma	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
The Summary
Purpose of loan:
This loan will be used to purchase some appliances, pay off my debts, and a little vacation with my recently wedded wife.

My financial situation:
I am a good candidate for this loan because I have a good, solid job with Federal Government. I've made some mistakes before, and I've learned a hard lesson. Now I want to keep my credit straight and be a creditworthy person.

Monthly net income: $4200.00
Monthly expenses: $300.00
Housing: $500.00
Insurance: $215.00
Car expenses: $430.00
Utilities: $120.00
Phone, cable, internet: $80.00
Food, entertainment: $500.00
Clothing, household expenses: $300.00
Credit cards and other loans: $200.00
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 521573
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$3,500	Estimated loss*:	3.80%
Term:	36 months

Lender yield:	12.90%	Borrower rate/APR:	13.90% / 16.06%	Monthly payment:	$170.65

Lender servicing fee:	1.00%	Effective Yield*:	12.85%
		Estimated return*:	9.05%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Mar-1997	Debt/Income ratio:	9%
Credit score:	840-859 (Aug-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	1y 1m
Amount delinquent:	$0	Total credit lines:	14	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,517	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	6%
		Homeownership:	Yes
Screen name:	dollar-spark6	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Info Management Service
Purpose of loan:
This loan will be used to expand the marketing and sales efforts of our Software Service company that target business data management needs. Our company has been started by two entrepreneurs: one dedicated full time to the startup and the other is myself. I have been working a day job as a software architect to help fund our startup with all of my other time dedicated towards developing our software platform. Based in SF and developing our solution for the past 12 months, we began operations since March, 2011. We have gained market traction, including signing on a high profile client: Sanrio (of "Hello, Kitty" fame). We need cash to expand our marketing efforts such as online and print advertising and to hire additional sales representatives.

My financial situation:
I am a good candidate for this loan because I can afford the payments, make good money, have a rockin' credit score (850!). Except for my mortgage I have no outstanding debt.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 521579
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$3,500	Estimated loss*:	10.00%
Term:	36 months

Lender yield:	22.99%	Borrower rate/APR:	23.99% / 27.47%	Monthly payment:	$196.14

Lender servicing fee:	1.00%	Effective Yield*:	22.43%
		Estimated return*:	12.43%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Apr-2000	Debt/Income ratio:	35%
Credit score:	680-699 (Aug-2011)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 10	Length of status:	5y 0m
Amount delinquent:	$0	Total credit lines:	36	Occupation:	Nurse (RN)
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$26,020	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	77%
		Homeownership:	Yes
Screen name:	excellent-loot	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 100% )	680-699 (Latest)
Principal borrowed:	$5,000.00	< 31 days late:	0 ( 0% )	760-779 (Oct-2010) 740-759 (Mar-2010)
Principal balance:	$2,946.92	31+ days late:	0 ( 0% )
Total payments billed:	16
Description
Need to repair house ASAP
Purpose of loan: Need to repair house

My financial situation:
I am a good candidate for this loan because... I never missed a payment..I have a stable job, I am the nurse manager of an ER with salary over 100k
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 521585
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$2,000	Estimated loss*:	11.20%
Term:	36 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$81.64

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.14%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Jun-2006	Debt/Income ratio:	Not calculated
Credit score:	680-699 (Aug-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 8	Length of status:	0y 10m
Amount delinquent:	$0	Total credit lines:	11	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,067	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	26%
		Homeownership:	No
Screen name:	meteoric-principal2	Borrower's state:	SouthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
loveanimals
No description was provided by the borrower.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 521603
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$3,500	Estimated loss*:	5.95%
Term:	36 months

Lender yield:	16.99%	Borrower rate/APR:	17.99% / 20.20%	Monthly payment:	$180.74

Lender servicing fee:	1.00%	Effective Yield*:	16.69%
		Estimated return*:	10.74%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Jun-1988	Debt/Income ratio:	19%
Credit score:	700-719 (Aug-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	14 / 13	Length of status:	13y 2m
Amount delinquent:	$0	Total credit lines:	33	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$30,719	Stated income:	$100,000+
Delinquencies in last 7y:	2	Bankcard utilization:	66%
		Homeownership:	No
Screen name:	refined-benefit8	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
taylermac
Purpose of loan:
This loan will be used to...consolidate credit card debt

My financial situation:
I am a good candidate for this loan because...with my salary and other monetary income; once the credit cards are paid, I will have enough monthly income make the loan payments

Monthly net income: $5,800.00
Monthly expenses: $3,500.00
Housing: $500.00
Insurance: $300.00
Car expenses: $ -0- (company car)
Utilities: $220.00
Phone, cable, internet: $200.00
Food, entertainment: $400.00
Clothing, household expenses: $250.00
Credit cards and other loans: $1,000.00
Other expenses: $500.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 521811
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	11.20%
Term:	36 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$163.28

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.14%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	May-2003	Debt/Income ratio:	Not calculated
Credit score:	640-659 (Aug-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	4 / 4	Length of status:	0y 1m
Amount delinquent:	$0	Total credit lines:	40	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,130	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	7	Bankcard utilization:	64%
		Homeownership:	No
Screen name:	knowledgeable-auction455	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need a little help!
Purpose of loan: wedding next month and new baby 4 months ago. having car problems now and cant afford all 3
This loan will be used to...

My financial situation:
I am a good candidate for this loan because... I have been rebuilding my credit the last 3 years and the score always has gone up.

Monthly net income: $2400
Monthly expenses: $1430
Housing: $450
Insurance: $80
Car expenses: $250
Utilities: $100
Phone, cable, internet: $100
Food, entertainment: $100
Clothing, household expenses: $100
Credit cards and other loans: $150
Other expenses: $100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 521829
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$10,000	Estimated loss*:	11.20%
Term:	36 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$408.20

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.14%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Mar-1996	Debt/Income ratio:	46%
Credit score:	740-759 (Aug-2011)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	33 / 32	Length of status:	8y 0m
Amount delinquent:	$0	Total credit lines:	58	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$34,567	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	14%
		Homeownership:	Yes
Screen name:	the-peaceful-value	Borrower's state:	Kansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Free Hopeful
Purpose of loan:
This loan will be used to pay off credit card debit. I would like to make a dent in my mortage payment and car payment. My plan would be to have this loan paid off within 24-30 months.

My financial situation:
I am a good candidate for this loan because I have a solid credit and employment history.

Monthly net income: $ 2900.00
Monthly expenses: $2500 (approx) varies
Housing: $500 / pay half with my wife.
Insurance: $100
Car expenses: $ 350
Utilities: $100
Phone, cable, internet: $100
Food, entertainment: $200-$300
Clothing, household expenses: $100-$200
Credit cards and other loans: $500-$700
Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 521835
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$5,000	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$217.74

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Jul-1998	Debt/Income ratio:	9%
Credit score:	660-679 (Aug-2011)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	8y 3m
Amount delinquent:	$0	Total credit lines:	14	Occupation:	Food Service Manage...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,024	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	100%
		Homeownership:	No
Screen name:	wealth-friend9	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
NTB Personal Loan
Purpose of loan:
This loan will be used to pay medical bills.

My financial situation:
We are good candidates for this loan because we are only borrowing the amount of money that we need to immediately take care of our medical bills and am capable of making the monthly payments without over-extending ourselves.

Monthly net income: $4500 (includes wife's monthly income)
Monthly expenses: $3615 (sum of expenses itemized below)
Housing: $1595 (includes taxes, homeowner's insurance and HOA fees)
Insurance: $120 (Auto)
Car expenses: $200 (gasoline and possible repairs)
Utilities: $300 (electricity, water, sewage, gas, trash)
Phone, cable, internet: $300
Food, entertainment: $500
Clothing, household expenses: $200
Credit cards and other loans: $300
Other expenses: $100 (preschool tuition)
Each of these is rounded up to reflect expenses on the high end.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 521853
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$7,000	Estimated loss*:	11.20%
Term:	36 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$285.74

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.14%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Jul-1989	Debt/Income ratio:	39%
Credit score:	740-759 (Aug-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	15 / 14	Length of status:	4y 4m
Amount delinquent:	$0	Total credit lines:	46	Occupation:	Civil Service
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$43,113	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	59%
		Homeownership:	Yes
Screen name:	unequaled-deal86	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home Improvement
Purpose of loan:
This loan will be used to...Home Improvement

My financial situation:
I am a good candidate for this loan because...High Credit Standing

Monthly net income: $
Monthly expenses: $
Housing: $
Insurance: $
Car expenses: $
Utilities: $
Phone, cable, internet: $
Food, entertainment: $
Clothing, household expenses: $
Credit cards and other loans: $
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 521865
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,500.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$2,500	Estimated loss*:	11.20%
Term:	36 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$102.05

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.14%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Nov-1985	Debt/Income ratio:	63%
Credit score:	700-719 (Aug-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 7	Length of status:	0y 4m
Amount delinquent:	$0	Total credit lines:	12	Occupation:	Teacher's Aide
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$22,963	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	77%
		Homeownership:	No
Screen name:	keen-economy9	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
foxymama
Purpose of loan:
This loan will be used to...

My financial situation:
I am a good candidate for this loan because...
I always pay my bills on time.I have a steady job

Monthly net income: $16,000
Monthly expenses: $150.00
Housing: $000
Insurance: $82.00
Car expenses: $225.00
Utilities: $32.00
Phone, cable, internet: $60.00
Food, entertainment: $40.00
Clothing, household expenses: $000
Credit cards and other loans: $10,000
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 521895
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$10,500	Estimated loss*:	6.10%
Term:	60 months

Lender yield:	20.99%	Borrower rate/APR:	21.99% / 24.25%	Monthly payment:	$414.20

Lender servicing fee:	1.00%	Effective Yield*:	20.50%
		Estimated return*:	14.40%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Nov-1996	Debt/Income ratio:	48%
Credit score:	780-799 (Aug-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	15 / 14	Length of status:	7y 11m
Amount delinquent:	$0	Total credit lines:	38	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$51,817	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	59%
		Homeownership:	Yes
Screen name:	upbeat-coin2	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	6 ( 100% )	780-799 (Latest)
Principal borrowed:	$10,000.00	< 31 days late:	0 ( 0% )	780-799 (Feb-2011)
Principal balance:	$8,675.54	31+ days late:	0 ( 0% )
Total payments billed:	6
Description
Dumping Debt! Part Two
This loan will be used to...consolidate one remaining credit card from education expenses and a student loan into one fixed payment. This is another major step in my family's journey to be free from debt and live like no one else!! We are motivated!! The only remaining debt will be our house, car payments and 2 other student loans with very good interest rates.

I am a good candidate for this loan because...I have a steady job (as well as my husband's income and have a perfect credit history with regard to on-time payments. I already have one prosper loan, which has been current since funding. We have approximately 700-900 dollars left after all payment have been made so this loan is very affordable. Plus, we will save money per month due to the consolidation. I am requesting a 5 year term but will pay off the loan early as my car is due to be paid off in less than 6 months.

Thank you for helping to make our debt free journey continue!!
Information in the Description is not verified.